FOR IMMEDIATE RELEASE	Exhibit 99.1
METTLER-TOLEDO INTERNATIONAL INC. REPORTS
FOURTH QUARTER 2025 RESULTS

COLUMBUS, Ohio, USA – February 5, 2026 – Mettler-Toledo International Inc. (NYSE: MTD) today announced fourth quarter results for 2025. Provided below are the highlights:

•Reported sales increased 8% compared with the prior year. In local currency, sales increased 5% compared with the prior year and included a 1% benefit from acquisitions.

•Net earnings per diluted share as reported (EPS) were $13.98, compared with $11.96 in the prior-year period. Adjusted EPS was $13.36, an increase of 8% over the prior-year amount of $12.41. Adjusted EPS is a non-GAAP measure, and a reconciliation to EPS is included on the last page of the attached schedules.

Fourth Quarter Results

Patrick Kaltenbach, President and Chief Executive Officer, stated, “We had a great finish to the year with broad based growth by geography and product category. Our team continues to execute very well in a challenging environment and delivered strong Adjusted EPS growth for the quarter with excellent free cash flow conversion for the year.”

GAAP Results
EPS in the quarter was $13.98, compared with the prior-year amount of $11.96, and included a non-cash discrete tax benefit of $0.95 per share.

Compared with the prior year, total reported sales increased 8% to $1.130 billion. By region, reported sales increased 7% in the Americas, 12% in Europe, and 5% in Asia/Rest of World. Earnings before taxes amounted to $329.1 million, compared with $314.5 million in the prior year.

Non-GAAP Results
Adjusted EPS was $13.36, an increase of 8% over the prior-year amount of $12.41.

Compared with the prior year, total sales in local currency increased 5%. By region, local currency sales increased 7% in the Americas, 4% in Europe, and 4% in Asia/Rest of World. Excluding acquisitions, fourth quarter local currency sales increased 4%, including 4% growth in the Americas. Adjusted Operating Profit amounted to $363.0 million, compared with the prior-year amount of $351.9 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Full Year Results

GAAP Results
EPS was $42.05, compared with the prior-year amount of $40.48. Results in 2025 included a non-cash discrete tax benefit of $0.95 per share, while results in 2024 included a non-cash discrete tax benefit of $1.07 per share.
Compared with the prior year, total reported sales increased 4% to $4.026 billion. By region, reported sales increased 5% in the Americas, 6% in Europe, and 2% in Asia/Rest of World. Earnings before taxes amounted to $1.049 billion, compared with $1.037 billion in the prior year.

Non-GAAP Results
Adjusted EPS was $42.73, an increase of 4% over the prior-year amount of $41.11.

Total sales in local currency increased 3% compared with the prior year. By region, local currency sales increased 5% in the Americas, 1% in Europe, and 2% in Asia/Rest of World. Excluding acquisitions and the impact from delayed fourth quarter 2023 shipments that benefited first quarter 2024 sales, full year 2025 local currency sales increased 4%, including 4% growth in the Americas, 3% growth in Europe, and 3% growth in Asia/Rest of World. Adjusted Operating Profit amounted to $1.193 billion, compared with the prior-year amount of $1.200 billion.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Outlook
Management cautions that market conditions are uncertain and could change quickly. Based on today's assessment, management anticipates local currency sales for the first quarter of 2026 will increase approximately 3%. Adjusted EPS is forecast to be $8.60 to $8.75, a growth rate of 5% to 7%.

For the full year 2026, management anticipates local currency sales will increase approximately 4%. Adjusted EPS is forecast to be in the range of $46.05 to $46.70, representing growth of approximately 8% to 9%. This compares with previous local currency sales growth guidance of approximately 4% and Adjusted EPS guidance of $45.35 to $46.00.

The Company does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort the timing and amount of future restructuring and other non-recurring items.

Conclusion

Kaltenbach concluded, “I am very proud of our organization’s resilience and agility over the past year as we successfully navigated challenges posed by global trade disputes and soft market conditions, and we remain agile in this dynamic environment. Looking ahead, we are very well positioned to drive growth with our Spinnaker sales and marketing program and innovative product portfolio while capitalizing on opportunities related to automation, digitalization, and onshoring investments around the world. Our strategic initiatives and strong culture of innovation and operational excellence are deeply embedded in the organization and will help us continue to gain share and deliver strong financial performance.”

Other Matters

The Company will host a conference call to discuss its quarterly results tomorrow morning (Friday, February 6) at 8:30 a.m. Eastern Time. To listen to a live webcast or replay of the call, visit the investor relations page on the Company’s website at investor.mt.com. The presentation referenced on the conference call will be located on the website prior to the call.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control, and manufacturing processes for customers in a wide range of industries including life sciences, food, and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Forward-Looking Statements Disclaimer
You should not rely on forward-looking statements to predict our actual results. Our actual results or performance may be materially different than reflected in forward-looking statements because of various risks and uncertainties. You can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” or “continue.”

We make forward-looking statements in this Quarterly Report about future events or our future financial performance, including sales and earnings growth, earnings per share, strategic plans and contingency plans, growth opportunities or economic downturns, our ability to respond to changes in market conditions, planned research and development efforts and product introductions, adequacy of facilities, access to and the costs of raw materials, shipping and supplier costs, gross margins, customer demand, our competitive position, pricing, capital expenditures, cash flow, share repurchases, tax-related matters, the impact of foreign currencies, compliance with laws, effects of acquisitions, the impact of inflation, ongoing developments related to global trade disputes/tariffs, governmental policies, the geopolitical environment, the conflict in Ukraine and continuing instability in the Middle East on our business.

Our forward-looking statements may not be accurate or complete, speak only as of the date of this Quarterly Report, and we do not intend to update or revise them in light of actual results. New risks also periodically arise. Please consider the risks and factors that could cause our results to differ materially from what is described in our forward-looking statements, including ongoing developments related to global trade disputes/tariffs, governmental policies, the geopolitical environment, inflation, the conflict in Ukraine and continuing instability in the Middle East. See in particular “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024 and other reports filed with the SEC from time to time.

Adam Uhlman
Head of Investor Relations
METTLER TOLEDO
Direct: 614-438-4794
adam.uhlman@mt.com
Source: Mettler-Toledo International Inc.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	December 31, 2025		% of sales	December 31, 2024	% of sales

Net sales	$1,129,735	(a)	100.0	$1,045,127	100.0
Cost of sales	454,300		40.2	405,812	38.8
Gross profit	675,435		59.8	639,315	61.2

Research and development	52,599		4.7	50,054	4.8
Selling, general and administrative	259,826		23.0	237,340	22.7
Amortization	19,673		1.8	18,220	1.8
Interest expense	17,388		1.5	17,850	1.7
Restructuring charges	4,572		0.4	2,147	0.2
Other charges (income), net	(7,697)		(0.7)	(843)	(0.1)
Earnings before taxes	329,074		29.1	314,547	30.1

Provision for taxes	43,309		3.8	62,246	6.0
Net earnings	$285,765		25.3	$252,301	24.1

Basic earnings per common share:
Net earnings	$14.02			$12.00
Weighted average number of common shares	20,380,453			21,024,024

Diluted earnings per common share:
Net earnings	$13.98			$11.96
Weighted average number of common and common equivalent shares	20,444,484			21,101,360

Note:
(a)	Local currency sales increased 5% as compared to the same period in 2024.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Three months ended			Three months ended
	December 31, 2025		% of sales	December 31, 2024	% of sales

Earnings before taxes	$329,074			$314,547
Amortization	19,673			18,220
Interest expense	17,388			17,850
Restructuring charges	4,572			2,147
Other charges (income), net	(7,697)			(843)
Adjusted operating profit	$363,010	(b)	32.1	$351,921	33.7

Note:
(b)	Adjusted operating profit increased 3% as compared to the same period in 2024.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Twelve months ended			Twelve months ended
	December 31, 2025		% of sales	December 31, 2024	% of sales

Net sales	$4,026,399	(a)	100.0	$3,872,361	100.0
Cost of sales	1,635,753		40.6	1,546,778	39.9
Gross profit	2,390,646		59.4	2,325,583	60.1

Research and development	199,373		5.0	189,357	4.9
Selling, general and administrative	998,314		24.8	936,303	24.2
Amortization	74,469		1.8	72,869	1.9
Interest expense	68,515		1.7	74,631	1.9
Restructuring charges	17,868		0.4	19,771	0.5
Other charges (income), net	(16,802)		(0.4)	(4,571)	(0.1)
Earnings before taxes	1,048,909		26.1	1,037,223	26.8

Provision for taxes	179,716		4.5	174,083	4.5
Net earnings	$869,193		21.6	$863,140	22.3

Basic earnings per common share:
Net earnings	$42.17			$40.67
Weighted average number of common shares	20,610,189			21,221,839

Diluted earnings per common share:
Net earnings	$42.05			$40.48
Weighted average number of common and common equivalent shares	20,671,708			21,320,641

Note:
(a)	Local currency sales increased 3% as compared to the same period in 2024.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Twelve months ended			Twelve months ended
	December 31, 2025		% of sales	December 31, 2024	% of sales

Earnings before taxes	$1,049			$1,037,223
Amortization	74,469			72,869
Interest expense	68,515			74,631
Restructuring charges	17,868			19,771
Other charges (income), net	(16,802)			(4,571)
Adjusted operating profit	$1,193	(b)	29.6	$1,199,923	31.0

Note:
(b)	Adjusted operating profit decreased 1% as compared to the same period in 2024.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	December 31, 2025	December 31, 2024

Cash and cash equivalents	$66,888	$59,362
Accounts receivable, net	778,243	687,112
Inventories	387,228	342,274
Other current assets and prepaid expenses	130,308	105,158
Total current assets	1,362,667	1,193,906

Property, plant and equipment, net	845,636	770,280
Goodwill and other intangible assets, net	1,018,135	926,057
Other non-current assets	486,208	349,756
Total assets	$3,712,646	$3,239,999

Short-term borrowings and maturities of long-term debt	$63,931	$182,623
Trade accounts payable	266,628	215,843
Accrued and other current liabilities	867,557	769,727
Total current liabilities	1,198,116	1,168,193

Long-term debt	2,088,241	1,831,265
Other non-current liabilities	449,925	367,431
Total liabilities	3,736,282	3,366,889

Shareholders’ equity	(23,636)	(126,890)
Total liabilities and shareholders’ equity	$3,712,646	$3,239,999

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2025	2024	2025	2024
Cash flow from operating activities:
Net earnings	$285,765	$252,301	$869,193	$863,140
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	13,092	12,643	51,141	50,352
Amortization	19,673	18,220	74,469	72,869
Deferred tax provision (benefit)	22,598	(155)	17,471	(5,216)
Share-based compensation	6,485	6,357	22,512	19,979
One-time non-cash discrete tax benefit	(13,685)	—	(13,685)	(22,982)
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	(108,343)	(23,179)	(65,329)	(9,796)
Net cash provided by operating activities	225,585	266,187	955,772	968,346
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	—	898	—	1,631
Purchase of property, plant and equipment	(41,504)	(41,276)	(107,124)	(103,898)
Proceeds from government funding	6,170	—	6,170	—
Acquisitions	(18,411)	(7,618)	(93,839)	(10,091)
Other investing activities	13,340	(3,056)	919	(7,104)
Net cash used in investing activities	(40,405)	(51,052)	(193,874)	(119,462)
Cash flows from financing activities:
Proceeds from borrowings	438,015	594,916	1,996,222	2,156,565
Repayments of borrowings	(499,825)	(598,429)	(1,974,762)	(2,175,291)
Proceeds from exercise of stock options	21,414	1,380	32,273	23,719
Repurchases of common stock	(143,749)	(212,500)	(799,995)	(849,997)
Payments of excise tax on repurchases of common stock	(7,750)	(8,089)	(7,750)	(8,089)
Other financing activities	(241)	(971)	(1,161)	(2,884)
Net cash used in financing activities	(192,136)	(223,693)	(755,173)	(855,977)

Effect of exchange rate changes on cash and cash equivalents	4,779	(3,654)	801	(3,352)

Net increase (decrease) in cash and cash equivalents	(2,177)	(12,212)	7,526	(10,445)
Cash and cash equivalents:
Beginning of period	69,065	71,574	59,362	69,807
End of period	$66,888	$59,362	$66,888	$59,362

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
	Three months ended		Twelve months ended
	December 31,		December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$225,585	$266,187	$955,772	$968,346
Payments in respect of restructuring activities	3,988	3,986	13,404	23,752
Payments for acquisition transaction costs	—	—	901	—
Transition tax payment	—	—	13,404	10,723
Proceeds from sale of property, plant and equipment	—	898	—	1,631
Purchase of property, plant and equipment, net	(41,504)	(41,276)	(107,124)	(103,898)
Adjusted free cash flow	$188,069	$229,795	$877,535	$900,554

METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Americas		Europe	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended December 31, 2025			7%		12%	5%		8%
Twelve Months Ended December 31, 2025			5%		6%	2%		4%

Local Currency Sales Growth
Three Months Ended December 31, 2025			7%		4%	4%		5%
Twelve Months Ended December 31, 2025			5%		1%	2%		3%
Note:
(a)	Net sales growth in local currency excluding acquisitions was 4%, including growth of 4% in the Americas, for the three months ended December 31, 2025.
(b)	The Company estimates net sales growth in local currency was 4% excluding acquisitions and the impact from delayed fourth quarter 2023 shipments that benefited first quarter 2024 sales, and by geographic destination increased by 4% in the Americas, 3% in Europe and 3% in Asia/Rest of World for the twelve months ended December 31, 2025.
RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Twelve months ended
	December 31,					December 31,
	2025		2024		% Growth	2025		2024		% Growth

EPS as reported, diluted	$13.98		$11.96		17%	$42.05		$40.48		4%

Purchased intangible amortization, net of tax	0.28	(a)	0.24	(a)		1.02	(a)	0.94	(a)
Restructuring charges, net of tax	0.18	(b)	0.09	(b)		0.70	(b)	0.76	(b)
Acquisition costs, net of tax	(0.14)	(c)				(0.09)	(c)
Income tax expense	(0.94)	(d)	0.12	(d)		(0.95)	(d)	(1.07)	(d)

Adjusted EPS, diluted	$13.36		$12.41		8%	$42.73		$41.11		4%

Notes:
(a)	Represents the EPS impact of purchased intangibles amortization of $7.5 million ($5.7 million net of tax) and $6.4 million ($5.0 million net of tax) for the three months ended December 31, 2025 and 2024, respectively, and of $27.3 million ($21.1 million net of tax) and $25.9 million ($20.1 million net of tax) for the twelve months ended December 31, 2025 and 2024, respectively.

(b)	Represents the EPS impact of restructuring charges of $4.6 million ($3.7 million after tax) and $2.1 million ($1.7 million after tax) for the three months ended December 31, 2025 and 2024, respectively, and of $17.9 million ($14.5 million after tax) and $19.8 million ($16.0 million after tax) for the twelve months ended December 31, 2025 and 2024, respectively, which primarily include employee related costs; and other costs of $0.3 million ($0.3 million after tax) for the three and twelve months ended December 31, 2024.
(c)	Represents the EPS impact of a net benefit of $4.4 million ($3.6 million net of tax) related to contingent consideration associated with previous acquisitions less acquisition transaction costs of $0.9 million ($0.7 million net of tax) and $2.2 million ($1.7 million net of tax) for the three and twelve months ended December 31, 2025, respectively.
(d)	Represents the EPS impact of the difference between our quarterly and estimated annual tax rate before non-recurring discrete items during the three months ended December 31, 2025 and 2024 due to the timing of excess tax benefits associated with stock option exercises. Also includes a reported EPS reduction of $0.95 for the three and twelve months ended December 31, 2025 and $1.07 for the twelve months ended December 31, 2024, respectively, for non-cash discrete tax benefits resulting from the reduction of uncertain tax position liabilities and valuation allowance related to the settlement of tax audits.